Tidal ETF Trust 485BPOS

Exhibit 99(h)(i)(22)

TWENTY-THIRD AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS TWENTY-THIRD AMENDMENT, effective as of April 3, 2025, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between Tidal ETF Trust, a Delaware statutory trust (the “Trust”), Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”) and Tidal Investments LLC (the “Adviser”), solely in respect of the rights and obligations set forth in Section 4 and applicable provisions of Section 12 and 13 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Amended Exhibit A to:

Add the following series:

•	Digital Asset Debt Strategy ETF

Remove the following series:

•	Newday Ocean Health ETF

•	Newday Diversity, Equity & Inclusion ETF; and

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by the Trust and Tidal and approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

[Signature Page Follows]

TIDAL ETF TRUST		TIDAL ETF SERVICES LLC

By:	/s/ Eric Falkeis	By:	/s/ Daniel Carlson
Name:	Eric Falkeis	Name:	Daniel Carlson

Title:	Co-Founder & COO	Title:	Co-Founder & Chief of Staff

Amended Exhibit A
to the
Fund Administration Servicing Agreement

Separate Series (Funds) of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Enhanced Yield ETF

RPAR Risk Parity ETF
UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF
ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF
Gotham 1000 Value ETF
Gotham Short Strategies ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Dividend Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF
FolioBeyond Enhanced Fixed Income Premium ETF

Residential REIT ETF
Intelligent Real Estate ETF

Ionic Inflation Protection ETF

Aztlan Global Stock Selection DM SMID ETF
Aztlan North America Nearshoring Stock Selection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF
Unlimited HFEQ Equity Long/Short ETF
Unlimited HFGM Global Macro ETF
Unlimited HFEV Event Driven ETF
Unlimited HFFI Fixed Income ETF
Unlimited HFEM Emerging Markets ETF
Unlimited HFMF Managed Futures ETF
Unlimited Ultra HFND Multi-Strategy ETF
Unlimited Low-Beta HFND Multi-Strategy ETF

God Bless America ETF

Academy Veteran Impact ETF

Unusual Whales Subversive Democratic Trading ETF
Unusual Whales Subversive Republican Trading ETF

Digital Asset Debt Strategy ETF

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